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EXHIBIT 99.1

                                    AGREEMENT
                                    ---------


         This Agreement made this 30th day of December, 2001 between Etelix, U.S. ("Etelix") and Crypto.Com ("Crypto"):

         WHEREAS, Crypto.Com currently owns and possesses certain proprietary and copyrighted intellectual property concerning cryptology; and

         WHEREAS, Crypto.Com desire to market, license and commercialize its cryptology technology; and

         WHEREAS, Etelix desires to market and license Crypto's cryptology technology to third parties for the purpose of achieving commercial application in the marketplace; and

         WHEREAS, the parties are entering into this Agreement for the purpose of accomplishing and realizing these purposes;

         NOW, THEREFORE, in consideration of $10,000.00 and other consideration the value and receipt of which is hereby acknowledged by the parties, it is hereby agreed as follows:

1. REAFFIRMATION. The matters set forth above are hereby ratified and incorporated into this Agreement.

2. LICENSE AND MARKETING. Crypto grants to Etelix the non-exclusive license and right to market and uses Crypto's cryptology technology for a period of 5 years from the date of this Agreement. In connection with the marketing of the Crypto cryptology technology, Etelix shall be solely responsible for negotiating and entering into contracts and licenses with third parties for the relicensing and use of the Crypto cryptology technology without the necessity of obtaining any approvals from Crypto.

3. LICENSING AND MARKETING FEES. Etelix shall pay to Crypto a licensing and marketing fee of one million U.S. dollars ($1,000,000), which, shall be due and payable upon the occurrence of the following conditions.

         A. Crypto shall first provide Etelix with a fully developed cryptology technology ready for adaptation to interface and telecommunication software, with all United States governmental approvals, duly copyrighted or otherwise protected, which is in such a format as to have commercial application subject to additional approvals as may be required for import and export use. This format will be defined in as yet to be published document, which will be referred to as the PRODUCT PERFORMANCE SPECIFICATION. Such document will be jointly developed within the next 30 days. When finished the PRODUCT PERFORMANCE SPECIFICATION will be incorporated in its entirety as part of this agreement.
         B. Upon receipt of the cryptology technology in the form set forth above, Etelix shall have a period of 90 days within which to either use the technology itself or enter into a contract and licensing agreement with third parties for the use of the technology.
         C. In the event that Etelix elects to utilize the technology solely for its own purposes, Etelix shall pay to Crypto the sum of one hundred thousand U.S. dollars ($100,000) per month for 10 months.
         D. In the event that Etelix successfully markets and licenses the Crypto cryptology technology to a third parties, then Etelix shall pay to Crypto the sum of One Million U.S. dollars ($1,000,000) within 30 days of the signing of the licensing agreement or contract.

4. ROYALTY PAYMENTS. In the event that Etelix enters into a licensing or marketing agreement pursuant to which Etelix receives royalty payments, Etelix shall pay to Crypto fifty percent (50%) of any royalty received on a per quarter basis. Crypto shall have the rights to audit these accounts annually.


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5.       CONFIDENTIALITY. The parties agree that this Agreement, its contents, and all negotiations leading to the execution of this Agreement shall remain confidential and shall not be disclosed to any third party. This provision shall not prohibit the disclosure of this Agreement to professionals utilized by the parties such as accountants and attorney, to governmental and licensing authorities or to any third party with the written consent of the parties. NONCIRCUMVENTION AGREEMENT. The parties agree that, in the event they should commence discussions or negotiations with third parties concerning the licensing or marketing of Crypto's cryptology technology, they shall be prohibited from contacting said third parties to discuss the licensing or marketing of said technology. Each Party will inform to other of third party negotiations.

6. WARRANTYS AND REPRESENTIONS. The parties agree that they have the authority to enter into this Agreement and Crypto warrants and represents that it has the necessary ownership interest in the cryptology technology to grant to Etelix the right to license and market the technology.

7. INTEGRATION. The parties acknowledge that they have not relied upon any oral statements or representations made by the other party in entering into this Agreement and that all such oral representations are merged into and have become a part of this Agreement.

8. AMENDMENTS. The parties agree that this Agreement embodies all the terms of agreement between the parties and that any amendment to this Agreement, to be effective, must be in writing signed by the parties with the same formality as this Agreement.

9. NOTICES. All notices given by the parties to this Agreement shall be by First Class Mail postage prepaid to the following addressees:

                          To Crypto:  Crypto. Com
                                      10306 Eaton Place, Suite 220
                                      Fairfax, Virginia 22030


                          To Etelix:  G. Michael Keenan, Esq.
                                      G. Michael Keenan, P.A.
                                      1860 Old Okeechobee Road
                                      Suite 203
                                      West Palm Beach, Florida 33409

10. DEFAULT. In the event either party shall breach this Agreement or in connection with any action to enforce or construe this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs at all trial and appellate levels. Any action brought under this Agreement shall be governed by the laws of the Commonwealth of Virginia.

11. SIGNATURES. This Agreement may be executed in counterpart by the parties.


         ETELIX, U.S.                             CRYPTO.COM
         BY:                                      BY:
            ----------------------------               -------------------------

/S/ G. MICHAEL KEENAN                             /S/ DON V. HAHNFELDT
G. MICHAEL KEENAN                                 DON V. HAHNFELDT
PRINCIPAL                                         PRESIDENT